ILLINOIS TOOL WORKS INC.
                             EXECUTIVE INCENTIVE PLAN

                      Adopted by the Board of Directors on
                                February 16, 1996



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                             ILLINOIS TOOL WORKS INC.
                             EXECUTIVE INCENTIVE PLAN

SECTION 1     PURPOSE
     The  purpose  of the Plan is to provide  key  employees  with a  meaningful
     annual  incentive   opportunity  geared  to  the  achievement  of  specific
     corporate, operating group or individual performance goals.

SECTION 2     DEFINITIONS
     Board:  The Board of Directors of the Company

     Code:  The Internal Revenue Code of 1986, as amended.

     Committee: The Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan. To the extent required to comply with Code Section 162(m) and related regulations, each Committee member shall qualify as an "outside director" as defined therein.

     Company: Illinois Tool Works Inc., a Delaware corporation, and any success or thereto.

     Corporate Change: Any of the following: (i) the dissolution of the Company;
     (ii) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of the Company's common stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becoming the beneficial owner, directly or indirectly, of more than 30% of the Company's outstanding common stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") ceasing for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     Disabled: Eligible for Social Security disability benefits or disability benefits under the Company's long-term disability plan. An employee shall not be considered Disabled unless the Committee determines that the Disability arose prior to termination of employment.



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     O Factor:  Performance  goals and  objectives  for individual key employees determined pursuant to Section 4.

     O Factor Award:  An award to be paid to a Participant pursuant to Section
     6.

     P Factor: Performance goals and objectives for the Company as a whole or any of its business units determined pursuant to Section 5.

     P Factor Award: An award to be paid to a Participant pursuant to Section6.

     Participant: A key employee of the Company approved by the Committee to participate in the Plan.

     Plan: The Illinois Tool Works Inc. Executive Incentive Plan, as amended from time to time.

     Qualifying O Factor: An objective performance goal based on one or more of the following: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, acquisition activity, management succession planning, improved asset management, improved gross margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, and one or more of these criteria relative to the performance of other corporations.

     Qualifying O Factor Award: An O Factor Award intended to qualify as performance based compensation under Code Section 162(m).

     Qualifying P Factor: An objective performance goal based on one or more of the following: operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, net income, operating income, and one or more of these criteria relative to the performance of other corporations.

     Qualifying P Factor Award: An P Factor Award intended to qualify as performance based compensation under Code Section 162(m).

     Retirement: Voluntary termination of employment while eligible for retirement as defined by the Company's tax-qualified defined benefit retirement plan.

SECTION 3     ADMINISTRATION
     The Plan shall be administered by the Committee in accordance with rules that it may establish from time to time. The determination of the Committee as to any disputed question arising under the Plan shall be conclusive upon all persons.


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SECTION 4     O FACTOR AWARDS
     On or before March 31 of each fiscal year, the Committee may establish in writing O Factors (including Qualifying O Factors) for each Participant and a formula to determine the percentage of the maximum Qualifying or non-Qualifying O Factor Award payable to the Participant based upon the degree of attainment of the O Factors. O Factors shall measure a Participant's management effectiveness for the applicable fiscal year.


SECTION 5     P FACTOR AWARDS
     On or before March 31 of each fiscal year, the Committee may establish in writing P Factors (including Qualifying P Factors) for each Participant and a formula to determine the percentage of the maximum Qualifying or non-Qualifying P Factor Award payable to the Participant based upon the degree of attainment of the P Factors. P Factors shall measure business performance for the applicable fiscal year.

SECTION 6     ADJUSTMENTS AND AWARD PAYMENTS
     (a) Adjustments. Qualifying O or P Factors may not be adjusted after they have been established for any fiscal year by the Committee. The Committee may adjust any other O or P Factor, provided that no adjustment may be based upon the failure, or the expected failure, to attain or exceed a Qualifying O or P Factor. A non-Qualifying O or P Factor or related Award may not be dependent on any Qualifying O or P Factor or related Award.

     (b) Payment of O or P Factor Awards. An O or P Factor Award is payable in cash to a
              Participant based upon the degree of achievement of the related O or P Factors during the applicable fiscal year, as certified in writing by the Committee following the release of the Company's audited financial statements for the applicable fiscal year. With the approval of the Committee, a Participant who is covered by the stock ownership guidelines adopted by the Board, as amended from time to time, may elect to receive up to 50% of an Award in Common Stock under the Company's 1996 Stock Incentive Plan, and a Participant also may defer payment of an Award under rules established by the Committee. Any O or P
              Factor Award may be adjusted by the Committee; provided, that the Committee may not adjust upward any Qualifying O or P Factor Award. The maximum individual Qualifying O Factor Award or Qualifying P Factor Award payable to any Participant is $2,500,000 for any calendar year.

SECTION 7     TERMINATION OF EMPLOYMENT OR PARTICIPATION
     (a) Termination of Employment Due to Death, Disability or Retirement. If a Participant's employment is terminated by reason of death, Disability or Retirement, the Participant, or the Participant's estate, shall receive an O Factor Award and/or a P Factor Award, determined as if the Participant had remained employed for the entire fiscal year, prorated for the number of days during the fiscal year that have elapsed as of the Participant's termination, and subject to the first sentence of Section 6(b).


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     (b)      Termination of Employment for Other  Reasons.  If a  Participant's
              employment is terminated for a reason not specified in Section 7(a), the Participant's rights to any O and P Factor Awards for such fiscal year will be forfeited. However, the Committee may pay prorated O and P Factor Awards for the portion of the fiscal year that the Participant was employed by the Company, except in the event of termination for cause as determined by the Committee.

     (c) Termination of Participation. The Committee may terminate any Participant's rights to an O or P Factor Award at any time prior to the applicable payment date; provided, that the Committee may not, within the 90-day period prior to the date of a Corporate Change or at any time on or after such date, terminate or adjust any Participant's participation with respect to the current fiscal year.


SECTION 8     CORPORATE CHANGE
     In the event of a Corporate Change, the maximum O Factor and P Factor Awards for the fiscal year then in progress, prorated for the number of days in the fiscal year that have elapsed as of the date of the Corporate Change, shall be paid immediately in cash. Any adjustment or termination of a Participant's participation in the Plan that occurs at any time on or after the 90th day preceding a Corporate Change shall be of no effect.


SECTION 9     GENERAL PROVISIONS
     (a) Withholding Taxes. The Company shall have the right to deduct any Federal, state or local taxes applicable to payments under the Plan.

     (b) Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

     (c) Amendment or Termination. Except as provided in Sections 7(c) and 8, the Board may terminate or amend the Plan at any time provided, that, without the approval of stockholders, no amendment may be made which (i) increases the maximum Qualifying O or P Factor Award, (ii) modifies the Plan's eligibility requirements, (iii) changes the criteria upon which Qualifying O Factors or Qualifying P Factors may be based, or (iv) changes this Section 9(c).



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